UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2014 (August 1, 2014)

SINO GAS INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in Charter)

Utah	000-51364	90-0438712
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 18 Zhong Guan Cun Dong St.

Haidian District

Beijing 100083, People’s Republic of China

(Address of Principal Executive Offices)

86-10-82600527

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01. Other Events.

On August 1, 2014, Sino Gas International Holdings, Inc. (“Sino Gas” or the “Company”), Merger Sub Gas Holdings, Inc. (“Merger Sub”), and Mr. Robert Adler, Ms. Jennifer Li, and Mr. Chongjun Duan (each individual as an independent director of the Company) (collectively, the “Parties”) agreed on a settlement in principle with the plaintiffs in the litigations captioned Berkowitz v. Sino Gas Int’l Holdings, Inc., et al., Case No. 140902517, and Porretti v. Liu, et al., Case No. 140902654, both currently pending in the Third Judicial District Court, in and for Salt Lake County, State of Utah. The settlement remains subject to appropriate documentation by the Parties and approval by the court.

As part of the settlement, Sino Gas has agreed to make the supplemental disclosures set forth herein.  Information concerning the proposed merger (the “Merger”) is set forth in, or incorporated by reference into, the definitive proxy statement dated July 3, 2014, as amended on July 7 and July 15, 2014 (“the Proxy Statement”), related to the special meeting of stockholders of Sino Gas. The Proxy Statement is supplemented by, and should be read as part of and in conjunction with, the information set forth herein.

Background of the Proposed Transaction

•	As previously disclosed on page of 24 of the Proxy Statement, on October 25, 2011, the Sino Gas board of directors (the “Board”) appointed Mr. Adler, Ms. Li, and Mr. Duan to serve on the special committee of the Board (the “Special Committee”). Mr. Adler, Ms. Li and Mr. Duan, were outside directors. The Special Committee selected independent counsel and independent financial advisors for professional assistance. In early 2010, Steven Dreyer, then a member of Arent Fox LLP, represented the special committee of a U.S.-listed PRC corporation, SinoEnergy Corp. (“SinoEnergy”), in a going-private transaction. In November 2010, Mr. Dreyer went to China for business, at which time a representative of SinoEnergy introduced Mr. Dreyer to the chief executive officers of other Chinese corporations, including Mr. Liu. Later in 2010, the Company asked Mr. Dreyer to recommend independent directors to serve on the Board. Mr. Dreyer recommended Mr. Adler. On behalf of the Company, a representative of the Company met with Mr. Adler. Mr. Adler thereafter recommended Ms. Li to the Company. Mr. Adler and Ms. Li’s experience and qualifications are detailed in the Company’s 8-K, dated May 9, 2011, and the Proxy Statement. In May 2011, the Company formally invited Mr. Adler and Ms. Li to become independent directors, and they did so on May 3, 2011. Mr. Duan was appointed to the board on April 25, 2011, and his qualifications are detailed in the Company’s 8-K, dated April 28, 2011. Mr. Duan was recommended to the Company by individuals in the gas and energy industry because of his background in financial management specializing in the natural gas industry. Mr. Liu was aware of Mr. Duan’s education, including his graduation from an EMBA program in Beijing; however, Mr. Liu did not have any personal relationship with Mr. Duan prior to Mr. Duan’s appointment to the board. On October 25, 2011, after the formation of the Special Committee, Mr. Adler was elected by Ms. Li and Mr. Duan to serve as the Chairman of the Special Committee, based upon his qualifications and experience. As the May 9, 2011, 8-K filed by the Company reflects, Mr. Adler’s prior experience includes working as an investment adviser with UBS Financial Services, as a managing director for ING Furman Selz Asset Management, as Vice President and Senior Investment Officer of BHF Securities Corp. and DG Bank, New York Branch and working in various other positions within different organizations. Mr. Adler obtained a bachelor’s degree from Swarthmore College and studied at New York University School of Business Administration. He is a member of the Institute of Chartered Financial Analysts and a member of the New York Society of Security Analysts. As such, by SEC definition he qualifies as a “financial expert”. Previously, he has also served as a member of the board directors of both China Medicine Corp. and SinoEnergy.

•	As previously disclosed in an 8-K dated October 19, 2011, Mr. Quandong Sun and Mr. Guowei Chen resigned as directors of the Board for personal reasons and there were no disagreements between them and the Company on any matter that resulted in their resignations.

•	As previously disclosed on page of 24 of the Proxy Statement, Mr. Adler and Ms. Li identified and interviewed several financial advisory firms in November and December 2011 and appointed William Blair & Co. (“Blair”) its financial advisor on Dec. 14, 2011. Blair performed a conflicts check prior to its appointment. As further disclosed on page 27 of the Proxy Statement, in December 2013, the Special Committee determined not to renegotiate Blair’s engagement agreement for an increased fee and instead appointed Houlihan Lokey its financial advisor. Since the Special Committee had interviewed, deliberated about, and rejected all of the firms it interviewed in late 2011 except for Blair, the Special Committee did not see a basis for asking those firms for new proposals in 2013. Houlihan Lokey was not interviewed in 2011 because Houlihan Lokey was considered by the Special Committee to be at the higher end of the mid-market, and, therefore, too expensive for a transaction of the then-contemplated size.

•	As previously disclosed on page 24 of the Proxy Statement, Houlihan Lokey was not one of the financial advisory firms identified and interviewed by Mr. Adler and Ms. Li in November and December 2011. The Special Committee did not consider the three previously rejected firms when it hired Houlihan Lokey in December 2013 because it had already considered their experience, backgrounds and proposals and found their experience, background and proposals less compelling than Blair’s. The fact that the Special Committee was looking for a firm to replace Blair did not justify, in the Special Committee’s view, consideration of firms that it had previously rejected as being less desirable than Blair. Having spent substantial time and effort in its initial search for the Special Committee’s original financial advisor, the Special Committee was pleased to find that Houlihan Lokey, a highly regarded firm with a reputation as a leading financial advisor to middle market companies involved in M&A transactions, would undertake its representation of the Special Committee on terms that the Special Committee determined to be very reasonable. Once that determination was made, the Special Committee did not believe there was any reason to extend its search to include other financial advisory firms.

•	As previously disclosed on page 25 of the Proxy Statement, on April 28, 2012, Mr. Liu delivered a preliminary non-binding proposal to the Board which expressed his interest in acquiring all of the outstanding shares of the Company that he did not own, directly or indirectly, at a price of $.48 per share. Mr. Liu did not participate in any conversations with private equity firms regarding this preliminary non-binding proposal. Mr. Liu also did not hire a financial advisor in connection with this preliminary non-binding proposal. Mr. Liu’s offer price was based solely upon his personal and professional knowledge and understanding of the Company’s worth. Mr. Liu intended to finance his non-binding proposal with debt financing from commercial banks and/or high net worth individuals; however, none of his efforts with these potential financing parties was ever formalized because the parties could not reach agreement on mutually acceptable terms and conditions.

•	As previously disclosed on page 26 of the Proxy Statement, in July 2013, Mr. Liu, in his capacity as chief executive officer of the Company, was approached by an affiliate of the private equity arm of Morgan Stanley on a highly preliminary basis in connection with a potential financing transaction involving the Company. Between November 2011 and July 2013, Mr. Liu did not have contact with the MS Affiliate or any other affiliate of the private equity arm of Morgan Stanley regarding a financing transaction involving the Company. Neither Morgan Stanley nor MS Affiliate had contact with Sino Gas regarding a potential financing transaction involving the Company prior to July 2013. When it initially approached the Company, Morgan Stanley was interested in exploring all possible financing, including a possible equity investment, involving the Company. Mr. Liu informed the Board of the MS Affiliate’s initial interest in making an investment in the Company and its subsequent interest in possibly participating in a going private transaction at or around the time the confidentiality agreements were signed.

•	As previously disclosed on page 27 of the Proxy Statement, between December 8, 2013 and December 12, 2013, the special committee engaged in discussions with Blair regarding its continued participation as the special committee’s financial advisor. MSPEA did not have any engagements or other relationships with Blair over the past four years and did not have any contact with Blair regarding its interest in a potential financing transaction involving the Company prior to July 2013. Mr. Liu has not had any relationship with Blair in the past four years. Blair was no longer acting as a financial advisor to the Special Committee when Zhongyu expressed an interest in partnering with the buyer group in March 2014.

•	As previously disclosed on page 27 of the Proxy Statement, the Special Committee engaged Houlihan Lokey as its financial advisor in December 2013. Prior to its retention by the Special Committee, Houlihan Lokey had no discussions with MSPEA regarding Liu’s interest in a going private transaction. Further, prior to its retention, Houlihan Lokey confirmed from its records that it did not provide any services for Liu, MSPEA or Zhongyu Gas in the previous two years and concluded there was no conflict of interest.

•	As previously disclosed on page 27 of the Proxy Statement, the Special Committee was aware of several past engagements between Houlihan Lokey and an entity affiliated with Morgan Stanley. MSPEA has not had a financial advising relationship with Houlihan Lokey over the past two years. Mr. Liu has not had any relationship with Houlihan Lokey in the past two years.

•	As previously disclosed on page 27 of the Proxy Statement, on December 13, 2013, the Special Committee, representatives of MSPEA and attorneys from Skadden held a teleconference to discuss a potential timeline for negotiating and completing the proposed acquisition. MSPEA did not have any contact with the Special Committee or its advisors regarding its interest in a potential financing transaction involving the Company prior to December 2013.

•	As previously disclosed on page 29 of the Proxy Statement, on March 7, 2014, Skadden advised O&B that Company A was interested in joining the buyer group’s efforts to acquire the Company. Skadden also advised O&B that it was the buyer group’s understanding that Company A would only consider joining the buyer group in the proposed acquisition and would not be interested in making an alternative acquisition proposal (whether as a standalone alternative proposal or as member of a buyer consortium with parties other than the buyer group).

•	As previously disclosed on page 29 of the Proxy Statement, Zhongyu had approached the company approximately five to six years ago with regard to entering into a cooperation agreement, but those discussions did not progress and, in July 2013, the chairman of Zhongyu informally mentioned to Mr. Liu at a casual lunch meeting that Zhongyu might be looking to acquire assets to expand its operations; however, he did not mention any specific assets at that time. Zhongyu did not follow up with any details or a request for further discussion. The two preliminary casual inquiries from Zhongyu were not disclosed to the board at the time when the inquiries were made because they were only non-specific expressions of interest and there was never any request for follow-up discussions, or specific proposal or offer. These casual inquiries, one of which was made more than five years ago, were wholly unrelated to the going private transaction and did not indicate any prior relationship with Zhongyu to warrant any disclosure to the special committee at the time of the going private transaction.

•	As previously disclosed on page 52 of the Proxy Statement, Houlihan Lokey and certain of its affiliates may provide investment banking, financial advisory and other financial services to the Company or other participants in the Merger in the future. However, subject to payments to which Houlihan Lokey is entitled under its Retention Agreement with the Company, Houlihan Lokey has no agreement at present to provide other services to Mr. Liu, the Company, MSPEA or Zhongyu Gas.

•	As previously disclosed on page 53 of the Proxy Statement, Houlihan Lokey’s affiliate, Houlihan Lokey Financial Advisors, Inc. has provided periodic valuation work unrelated to the Merger for an affiliate of Morgan Stanley, and an affiliate of a Houlihan Lokey shareholder entered into a loan with an affiliate of Morgan Stanley. Prior to being retained, Houlihan Lokey ran a conflicts check on the various parties and determined there were no conflicts of interest. In addition, as disclosed in the Houlihan Lokey Retention Agreement, Houlihan Lokey and its affiliates, including its shareholder, ORIX USA Corporation, provide occasional financial advisory services to other companies. This includes portfolio valuations, as well as the referenced loan to a Morgan Stanley affiliate for an inconsequential amount. Houlihan Lokey determined that the existence of the loan was neither financially material nor a conflict.

Company Projections

•	As previously disclosed on page 53 of the Proxy Statement and page 12 of Exhibit (c)(2) to the Amended Schedule 13E-3 filed by Sino Gas on May 7, 2014, as amended, Houlihan Lokey used financial projections provided by the Company’s management to assist with its financial analysis of the Merger, including for fiscal year 2013. On or around March 28, 2014, Houlihan Lokey was provided with projected financials for 2013 prepared on or around March 15, 2014 in connection with the Company’s annual report on Form 10-K. Houlihan Lokey made its final presentation to the Special Committee and issued its fairness opinion regarding the Merger on April 3, 2014. The actual financial results for fiscal year 2013 were not finalized by the Company and its outside auditor until after Houlihan Lokey issued its fairness opinion. When the Company and its outside auditor finalized the Company’s 2013 financial statements, there was no material difference in Net Revenue from the financial projections. The final 2013 financial statements included a change in the timing of the recognition from 2013 to 2014 or 2015 for certain non-cash items that had been accrued in 2013. This change had the effect of decreasing the Cost of Revenues by $2.7 million and SG&A Expenses by $0.44 million in 2013 and increasing these figures by a corresponding amount in 2014 or 2015. The Company’s 2013 financial statements were disclosed in the Form 10-K filed with the SEC on April 14, 2014.

Houlihan Lokey Analysis

•	As previously disclosed on page 47 of the Proxy Statement, Houlihan Lokey’s analysis of the Merger included a Selected Companies Analysis that evaluated natural gas distribution companies in China, the United States, and other developed or emerging markets. Considering a variety of market and economic factors affecting the performance of companies in each of these sectors as well as Sino Gas’ United States listing status, Houlihan Lokey determined it was most appropriate to consider companies in each of these sectors rather than only Chinese companies.

•	As previously disclosed on page 51 of the Proxy Statement, Houlihan Lokey’s analysis of the Merger included a Discounted Cash Flow Analysis (“DCF”) to determine an illustrative range of implied equity value per share. In connection with the DCF, which uses 100% of unlevered free cash flow, minority interest is accounted for along with net debt in order to calculate equity value from enterprise value. The Company does not have usable Net Operating Loss Carry forwards (NOLs) and, therefore, NOLs were not factored into Houlihan Lokey’s analysis.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

9.1        Definitive Proxy Statement of the Company, incorporated by reference to the Schedule 14A filed with the SEC on July 3, 2014, as amended by the Amendment No. 1 to the Schedule 14A filed with the SEC on July 7, 2014 and the Amendment No. 2 to the Schedule 14A filed with the SEC on July 15, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONAL HOLDINGS, INC.

Date: August 1, 2014	By:	/s/ YUCHUAN LIU
Name: Yuchuan Liu
Title: Chief Executive Officer